Exhibit 10.1
(Trust Manager Form)
AMENDMENT NO. 1 TO AMENDED AND RESTATED
MASTER EXCHANGE AGREEMENT
This Amendment No. 1 to the Amended and Restated Master Exchange Agreement (this “Amendment”) is made by Camden Property Trust (the “Company”) and is effective as of the date on which it is approved and adopted by the Compensation Committee of the Board of Trust Managers of the Company.
WHEREAS, the Company previously entered into an Amended and Restated Master Exchange Agreement, which is an Option Agreement for purposes of the KEYSOP (the “Option Agreement”), with the Recipient pursuant to which the Recipient was granted certain Modified Rights to Repurchase relating to the repurchase of Restricted Shares and certain options to acquire marketable securities pursuant to the KEYSOP (collectively, “Options”); and
WHEREAS, Section 409A (“Code Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”), was enacted on October 22, 2004, and related Treasury Regulations were published April 10, 2007 and are effective January 1, 2008, and are applicable to deferred compensation, including the Options and certain other equity compensation rights, that vest after December 31, 2004; and
WHEREAS, the Modified Rights to Repurchase that vested on and before December 31, 2004 (the “Grandfathered Modified Rights to Repurchase”) are not subject to Code Section 409A, provided they are not materially modified on or after October 3, 2004; and
WHEREAS, the Modified Rights to Repurchase that vest after December 31, 2004 (the “Non-Grandfathered Modified Rights to Repurchase”) are subject to Code Section 409A; and
WHEREAS, the Committee has the authority, pursuant to Section 4.3 of the KEYSOP, to amend an Option Agreement issued pursuant to the KEYSOP if the Committee determines that an amendment is necessary or advisable as a result of, among other things, a change in the Code or any regulation, which occurs after the grant date and applies to the Option; and
WHEREAS, the Committee has determined it to be necessary and advisable to amend certain provisions of the Option Agreement to (i) cause the Non-Grandfathered Modified Rights to Repurchase to comply with applicable provisions of Code Section 409A and the Treasury Regulations issued thereunder and (ii) provide that the Grandfathered Modified Rights to Repurchase will not be materially modified after October 3, 2004; and
WHEREAS, the Company and the Committee intend that this Amendment and the Option Agreement be interpreted and administered consistent with Code Section 409A and the Treasury Regulations issued thereunder;

NOW, THEREFORE, the Committee does hereby amend the Option Agreement as follows:
1. Section 3 of the Option Agreement is hereby amended and restated to read in its entirety as follows:
“The Restricted Shares are (and shall continue to be) held in a rabbi trust (the “Trust”) established by and for the benefit of the Company. The Trust shall be administered by an independent trustee selected by the Company. Unless otherwise agreed by Recipient and the Company, the Company agrees, whenever any dividend is declared on common shares of beneficial interest of the Company, $.01 par value per share (the “Common Shares”), to pay to the Recipient an amount per Restricted Share held hereunder as of such date(s) by the Trust equal to the amount per Common Share paid to the holders of record of Common Shares of the Company (the “Dividend Equivalents”). The Recipient may elect that any Dividend Equivalents payable on account of dividends declared on the Common Shares shall be paid to the Trust instead of to the Recipient. In such event, the Dividend Equivalents shall be paid into the Trust on a quarterly basis and shall be subject to a six month vesting period beginning on the date that the Dividend Equivalents are deposited into the Trust. The Trustee will invest the Dividend Equivalents in marketable securities selected at the discretion of the Committee, and the Recipient will receive an option to purchase assets from the Trust in accordance with the terms of the KEYSOP. Any such election to pay Dividend Equivalents to the Trust must be made no later than December 31 of the year preceding the year in which the Dividend Equivalents may be payable on account of dividends declared on the Common Shares during such succeeding calendar year, and shall be irrevocable for those Dividend Equivalents; provided, however, upon the occurrence of any event that results in the Recipient no longer being a trust manager of the Company which is a Separation from Service (as defined in Code Section 409A) of the Recipient (a “Termination Event”), then solely with respect to Dividend Equivalents that would otherwise be subject to such an election after the Recipient’s Separation from Service, such an election shall terminate as of the date of the Recipient’s Separation from Service. The Dividend Equivalents payable under this Section 3 shall be distributed directly to the Recipient via payroll or to the Trust, as elected, on a quarterly basis. Upon the occurrence of a Termination Event, no Dividend Equivalents shall be payable on any Restricted Shares that are forfeited by the Recipient. Any Dividend Equivalents paid to the Trust shall accumulate in the Trust and be subject to the terms and provisions of the KEYSOP. In this regard, the Committee shall invest such Dividend Equivalents in marketable securities.”
2. The first sentence of Section 4 of the Option Agreement is hereby amended and restated to read in its entirety as follows:
“Pursuant to the Modified Rights to Repurchase, the Recipient shall have the right to purchase all or any part of any fully-vested Restricted Shares related to such Modified Right to Repurchase held in the Trust.”

3. Section 5 of the Option Agreement is hereby amended to delete the last sentence thereof.
4. Section 7 of the Option Agreement is hereby amended and restated to read in its entirety as follows:
“The Committee shall not exchange or substitute any Common Shares or Designated Property subject to a Modified Right to Repurchase or an Option.”
5. Section 8 of the Option Agreement is hereby amended and restated to read in its entirety as follows:
“8.
The Modified Rights to Repurchase shall be exercisable as described in this Section 8. Subject to Section 14 hereof, if a Termination Event occurs before the vesting of the Modified Rights to Repurchase, the Modified Rights to Repurchase not theretofore vested shall terminate on the date of the Termination Event (the “Termination Date”). Any unexercised Modified Rights to Repurchase that are not exercised within the requisite time period prescribed in this Section 8 shall terminate and be of no further force and effect.

a.
This Section 8.a. is applicable to Grandfathered Modified Rights to Repurchase. Recipient’s vested Grandfathered Modified Rights to Repurchase shall be exercisable for a period of time following the Termination Date equal to the lesser of:

(i)	the expiration of the Post Termination Period (as hereinbelow defined), and

(ii)	Thirty (30) years after the applicable vesting date.
For purposes hereof, the “Post Termination Period” means, as to the Recipient, the period commencing on the day immediately following the Termination Date and ending on the later of (i) one year from the Termination Date or (ii) the number of complete years of service by the Recipient as a trust manager of the Company through the Termination Date (provided, that, if the Recipient has completed at least ten (10) complete years of service as a trust manager, as calculated hereunder, then such period shall end with respect to each Grandfathered Modified Right to Repurchase thirty (30) years from the applicable vesting date). For purposes hereof, any period of service by a Recipient as a trust manager that is less than one year shall be disregarded in calculating the Post Termination Period. In the event of any merger of any entity with and into the Company or any of its subsidiaries, any former trust manager or director of such merged entity who becomes a trust manager of the Company may, in the sole discretion of the Committee, receive credit for all or a portion of such director’s or trust manager’s complete years of service as a trust manager or director with such merged entity for purposes of calculating the Post Termination Period hereunder. In the event that Recipient was a trust manager of the Company and there was a Termination Event with respect to such Recipient and later the Recipient became a trust manager of the Company again, then, unless a waiver (in writing) is granted to the Recipient by the Committee, for purposes of calculating the Post Termination Period, only the complete years of service by the Recipient immediately preceding the current Termination Event shall be considered (i.e. the Post Termination Period will be calculated based on the period beginning upon the date that such Recipient re-commenced service as a trust manager of the Company and ending upon the date of the later Termination Event). Notwithstanding any provision hereof to the contrary, (i) upon the date that is six months after the date of the death of a Recipient (the “Six Month Date”), and at any time thereafter, the Post Termination Period applicable to such Recipient’s Grandfathered Modified Rights to Repurchase held by any person or entity other than the surviving spouse of the Recipient or a trust in which such surviving spouse is a then-living beneficiary (a “Specified Beneficiary”), including without limitation any such Grandfathered Modified Rights to Repurchase that were originally held by a Specified Beneficiary on the Six Month Date that are no longer so held due to the death of the surviving spouse or any subsequent transfer of such Grandfathered Modified Rights to Repurchase, shall be equal to the shorter of (A) the Post Termination Period (as calculated above) and (B) one year from the Six Month Date, or if the Grandfathered Modified Rights to Repurchase were held by a Specified Beneficiary on the Six Month Date, one year from the first date thereafter that such Grandfathered Modified Rights to Repurchase are no longer held by a Specified Beneficiary; and (ii) in the event that the Committee determines that any act or omission of the Recipient constitutes fraud or a violation of applicable law or any act or omission of the Recipient in connection with the business or affairs of the Company constitutes gross negligence or intentional misconduct (including, without limitation, any violation of a Company policy in any material respect), then the Committee in its sole discretion, may, upon delivery of written notice to the Recipient, reduce the Post Termination Period to the shorter of (A) the Post Termination Period and (B) sixty (60) days from the date that the Committee determines that the Recipient has committed such act or omission.

b.
This Section 8.b. is applicable to Non-Grandfathered Modified Rights to Repurchase. The Recipient to whom such a Non-Grandfathered Modified Right to Repurchase was awarded shall make an election, no later than December 31, 2007, as to the date on which such Non-Grandfathered Modified Right to Repurchase will be exercisable. The Recipient may make a separate election, no later than December 31, 2007, as to the date on which such Non-Grandfathered Modified Right to Repurchase will be exercisable following the Recipient’s Separation from Service or the occurrence of a change in control (as defined in Code Section 409A and referred to herein as a “409A Change in Control”), provided, however, that in the event of a Recipient’s Separation from Service, the Non-Grandfathered Modified Right to Repurchase may not be exercised before the expiration of six months from the date of the Recipient’s Separation from Service. If no such elections are made, such Non-Grandfathered Modified Right to Repurchase shall be exercisable on the later of the following dates:

(i)	The later of January 1, 2012, or two years following the date on which the Non-Grandfathered Modified Right to Repurchase vests; or

(ii)	The earlier of the 16th month following the month in which the Recipient Separates from Service or the 16th month following the month in which a 409A Change in Control occurs.
The exercise date elected by the Recipient with respect to a Non-Grandfathered Modified Right to Repurchase may not be prior to January 1, 2008 and may not be later than 30 years following the date on which the Non-Grandfathered Modified Right to Repurchase vests. In the event of the Recipient’s Separation from Service, the exercise date applicable to the Recipient’s Separation from Service may not be later than the date on which the Post-Termination Period expires. If the Recipient Separates from Service prior to the otherwise applicable exercise date and the exercise date applicable to the Recipient’s Separation from Service is later than the date on which the Post-Termination Period expires, such elected exercise date shall be disregarded and the exercise date related to a Separation from Service shall be the date on which the Post-Termination Period expires. For purposes of this Section 8.b., the Post-Termination Period shall have the meaning described in the first paragraph of Section 8 hereof, except that a Recipient’s Termination Date shall be the date on which the Recipient Separates from Service and a Termination Event must be caused by a Separation from Service.

With respect to a Non-Grandfathered Modified Right to Repurchase, the Recipient may elect, on and after January 1, 2008, to defer the date on which such Non-Grandfathered Modified Right to Repurchase is exercisable if the following requirements are satisfied:
(i)	An election to defer the exercise date must be submitted to the Employer no later than twelve (12) months and one day prior to the otherwise scheduled exercise date;

(ii)	The election must defer the exercise date to a date no earlier than five years from the otherwise scheduled exercise date; and

(iii)	The election will not be effective for at least twelve (12) months following the date on which the election is filed.
Such an election may not defer the exercise date to a date later than 30 years following the date on which the Non-Grandfathered Modified Right to Repurchase vests or the expiration of the Post-Termination Period, if applicable. If the Recipient Separates from Service prior to the otherwise applicable exercise date and the exercise date elected by the Recipient with respect to Separation from Service is later than the date on which the Post-Termination Period expires, such elected exercise date shall be disregarded and the exercise date related to a Separation from Service shall be the date on which the Post-Termination Period expires.
The Non-Grandfathered Modified Right to Repurchase may be exercised on the applicable exercise date or within the 90-day period that begins with the exercise date. Following December 31 of the year in which the exercise date occurs, the Non-Grandfathered Modified Right to Repurchase expires and is no longer exercisable.

6. The sixth sentence of Section 16 of the Option Agreement is hereby amended and restated to read in its entirety as follows:
“Without limiting any other remedies available to the Company, upon a failure by a Recipient or his or her transferees or assignees to timely pay any such Costs of Administration, (i) the Committee may cancel one or more of the Grandfathered Modified Rights to Repurchase originally issued to the Recipient and deliver the underlying Company shares to the Company to fund such Costs of Administration; (ii) the Committee may cancel one or more of the Non-Grandfathered Rights to Repurchase originally issued to the Recipient, one day following the date that is six months from the Recipient’s Separation from Service, and deliver the underlying Company shares to the Company to fund such Costs of Administration; and/or (iii) the Committee may withhold an amount equal to such Costs of Administration from the Dividend Equivalents otherwise payable to the Recipient or his transferees or assignees and apply such withheld Dividend Equivalents to the payment of the Costs of Administration.
7. Section 17 of the Option Agreement is hereby deleted.
8. This Amendment shall be construed in accordance with the laws of the State of Texas.
9. To the extent any provision of this Amendment is held to be unenforceable, illegal or invalid under any current or future law, such provision shall be fully separable and this Amendment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Amendment, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Amendment are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 9.
10. The terms of the written award documents executed by the Company with respect to the Modified Rights to Repurchase (an “Award Agreement”) have been amended contemporaneously with adoption of this Amendment to reflect any applicable changes made hereunder for compliance with Code Section 409A, as attached hereto as Exhibit B. To the extent any provisions of this Amendment conflict with (i) the provisions of any employment agreement entered into between the Company or any subsidiary thereof and the Recipient, the terms of the employment agreement shall control or (ii) the terms of any Award Agreement, the terms of the Award Agreement shall control; provided, however, that with regard to both (i) and (ii), to the extent required for compliance with Code Section 409A, the provisions of this Amendment shall control. For purposes hereof, the Option Agreement shall not constitute an Award Agreement.
11. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Option Agreement.

IN WITNESS WHEREOF this Amendment has been executed on and effective as of November 27, 2007.

CAMDEN PROPERTY TRUST
By:
Dennis M. Steen
Chief Financial Officer, Senior Vice President-Finance and Secretary

ACKNOWLEDGED BY THE RECIPIENT:

Name:

EXHIBIT A
Intentionally omitted

EXHIBIT B

RESTRICTED SHARE BONUS (AWARD)
Shares to the Rabbi Trust
DATED: [Current date]
XXXX Restricted Common Shares of Beneficial Interest (the “Shares”) in Camden Property Trust (the “Company”) were previously awarded and placed into the Rabbi Trust for the benefit of Name (the “Recipient”), subject to the terms and conditions of the Amended and Restated Master Exchange Agreement executed by the Company and the Recipient with respect to such Shares, as amended by Amendment No. 1 to the Amended and Restated Master Exchange Agreement (as amended, the “Master Exchange Agreement”). These shares have been awarded pursuant to the Company’s incentive compensation plans administered by the Compensation Committee of the Board of Trust Managers. The Shares are further subject to the following terms and conditions.
As of the date indicated above,  _____  Shares of the above award remain subject to your right to repurchase such Shares from the Rabbi Trust at a price of $XX.XX per share. Such repurchase may occur at the time or times specified in accordance with the Master Exchange Agreement and any applicable elections made by the Recipient related to such time or times.
1. Vesting of Shares.
(a) Of the above award, the Shares that remain subject to your right to repurchase as of the date indicated above vest as determined in accordance with the schedule set forth below:

Aggregate Number Vested	Vesting Date
Any Shares awarded hereunder that have vested pursuant to the above schedule are referred to herein as “Vested Shares.” Any Shares awarded hereunder that have not vested pursuant to the above schedule are referred to herein as “Unvested Shares.” The grant by the Company to the Recipient of the Shares hereunder is hereinafter referred to as the “Restricted Share Bonus Award.”
(b) The Unvested Shares may not be sold, exchanged, pledged, transferred, assigned or otherwise encumbered or disposed of until they have become nonforfeitable in accordance with this Section 1. The Company shall place a stop order with the Transfer Agent against any transfer of the Unvested Shares, until such time as the Unvested Shares shall become nonforfeitable in accordance with this Section 1.

(c) Notwithstanding Section 1(a) hereof, if the employment or relationship with the Company and its Affiliates (as defined below) of the Recipient is terminated for Cause (as defined below) before satisfaction of the terms and conditions for the vesting (within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended) of all Unvested Shares, the number of Unvested Shares not theretofore vested shall be returned to the Company and forfeited without remuneration by the Company. If the employment or relationship with the Company and its Affiliates of the Recipient is terminated without Cause or as a result of a general layoff, job elimination, death or disability before satisfaction of the terms and conditions of the vesting of all Restricted Shares, the Recipient shall immediately vest in two-thirds of the Unvested Shares, and the remaining one-third of the Unvested Shares shall be returned to the Company and forfeited without remuneration by the Company. If Unvested Shares issued shall be returned to the Company and forfeited as provided above, the Recipient, or in the event of the Recipient’s death, the Recipient’s personal representative, shall forthwith deliver to the Secretary of the Company the certificates representing such Restricted Shares, accompanied by such instrument of transfer, if any, as may reasonably be required by the Company. For purposes of this Section 1(c) the term “Affiliate” means any corporation more than 50% of whose stock having general voting power is owned by the Company or by another Affiliate of the Company.
For purposes of this Section 1(c), the term “Cause” shall mean any one or more of the following: (i) the Recipient’s conviction of a felony; (ii) the Recipient’s commission of fraud, embezzlement, theft or other acts involving dishonesty, or crimes constituting moral turpitude, in any case whether or not involving the Company, that, in the reasonable opinion of the Company, render his or her continued employment harmful to the Company; (iii) the voluntary resignation of the Recipient without the prior consent of the Company, or (iv) excessive absenteeism not related to illness.
(d) The Recipient shall not receive any dividends payable on the Shares or be entitled to vote the Shares while they are held by the Rabbi Trust. However, the Recipient shall receive dividend equivalent payments equal to the dividends payable on the Shares (the “Dividend Equivalents”) at or about the same time that the Company pays dividends to holders of its Common Shares of Beneficial Interest. The Dividend Equivalents shall be paid in accordance with elections made pursuant to the Master Exchange Agreement; either to the Beneficiary through payroll as W-2 compensation, or directly to the Camden Property Trust Key Employee Share Option Plan, as amended (“KEYSOP”). If the Recipient forfeits any of the Shares pursuant to Section 1(c) above, then the Recipient shall no longer receive any Dividend Equivalents with respect to such forfeited Shares. After the Recipient exercises any of the Rights to Repurchase the Shares from the Rabbi Trust, he or she shall no longer receive any Dividend Equivalents with respect to Shares that he or she has purchased.
2. Share Incentive Plan. The Company and the Recipient each hereby agree to be bound by the terms and conditions set forth in the 2002 Share Incentive Plan of Camden Property Trust, as may be amended from time to time, and each and every successor plan thereto (collectively, the “Share Incentive Plan”); provided, however, that in the event of any conflict between the terms and conditions of the Share Incentive Plan and the terms and conditions of this Award, the terms and conditions of this Award shall govern and control.

3. Acceleration. Notwithstanding any other provision of this Award to the contrary, all or any part of the Restricted Share Bonus Award not theretofore vested shall vest: (a) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration, or (b) upon a Change in Control (as defined below) in which case the date on which such immediate exercisability and accelerated vesting shall occur shall be the date of the occurrence of the Change in Control; provided, however, that with respect to any portion of this Award that vests on and after January 1, 2005, such accelerated vesting shall in no way affect the exercise date applicable to such portion under the terms of the Master Exchange Agreement.
A “Change in Control” shall be deemed to have occurred if:
(a) any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Shares the Company) together with its “affiliates” and “associates” (as such terms are defined in Rule 12b-2 of the Exchange Act) makes a tender or exchange offer for or is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), or has become the beneficial owner during the most recent twelve-month period ending on the date of the most recent acquisition by such person directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities; or
(b) during any period of two consecutive years (not including any period prior to the effective date of this Award), individuals who at the beginning of such period constitute the Board of trust Managers of the Company, and any new Trust Manager (other than a Trust Manager designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this definition) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the Trust Managers then still in office who either were Trust Managers at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or
(c) the shareholders of the Company approve a merger or consolidation of the Company with any other company other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 25% of the combined voting power of the Company’s then outstanding securities; or

(d) the shareholders of the Company adopt a plan of complete liquidation of the Company or approve an agreement for the sale, exchange or disposition by the Company of all or a significant portion of the Company’s assets. For purposes of this clause (d), the term “the sale, exchange or disposition by the Company of all or a significant portion of the Company’s assets” shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or any subsidiary of the Company (including the stock of any subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of as measured by the purchase price being paid therefore or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than 33-1/3% of the Fair Market Value of the Company (as hereinafter defined). For purposes of the preceding sentence, the “Fair Market Value of the Company” shall be the aggregate market value of the outstanding shares of beneficial interest of the Company (on a fully diluted basis) plus the aggregate market value of the Company’s other outstanding equity securities. The aggregate market value of the Common Shares shall be determined by multiplying the number of Common Shares (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the “Transaction Date”) by the average closing price of the Common Shares for the ten trading days immediately preceding the Transaction Date. The aggregate market value of the Common Shares or by such other method as the Board of Trust Managers shall determine is appropriate.
Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if, prior to the time a Change in Control would otherwise be deemed to have occurred pursuant to the above provisions, the Board of Trust Managers determines otherwise.
4. Notices. Any notices or other communications given in connection with this Award shall be mailed, and shall be sent by registered or certified mail, return receipt requested, to the indicated address as follows:
If to the Company:
Camden Property Trust
Three Greenway Plaza, Suite 1300
Houston, Texas 77046
Attention: Chief Financial Officer
or to such changed address as to which either party has given notice to the other party in accordance with this Section 4. All notices shall be deemed given when so mailed, except that a notice of a change of address shall be deemed given when received.
5. Entire Award. This Award (and the certificate, if any, issued to the Recipient with respect to the Shares) together with the Share Incentive Plan, the Master Exchange Agreement and the KEYSOP constitute the whole agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements with respect to the subject matter hereof.

6. No Employment Agreement. This Award shall not be construed as creating any contract of employment between the Company and the Recipient, and the Company shall have the same control over the Recipient as if this Award had never been executed.
7. Successors and Assigns. This Award shall inure to the benefit of, and be binding on, the Company and its successors and assigns, and shall inure to the benefit of, and be binding on, the Recipient and the Recipient’s heirs, executors, administrators and legal representatives. This Award shall not be assignable by the Recipient. Neither the Recipient nor the Recipient’s estate, personal representative or beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of the Recipient’s, estate’s, personal representative’s or beneficiary’s interest in the Restricted Share Bonus Award and to the extent any such interest is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited, notwithstanding any vesting provisions or other terms herein.
8. Governing Law. This Award shall be subject to, and construed in accordance with, the laws of the State of Texas without giving effect to principles of conflicts of law.
9. Preemption. Notwithstanding anything in this Award to the contrary, if, at any time specified herein for the making of any determination or payment, or the issuance or other distribution of the Shares, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either the Company or the Recipient (or the Recipient’s beneficiary), as the case may be, to take any action in connection with any such determination, payment, issuance or distribution, the issuance or distribution of such Shares or the making of such determination or payment, as the case may be, shall be deferred until such action shall have been taken.
10. Construction. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of this Award.
IN WITNESS WHEREOF, Camden Property Trust has executed this Award as of the date and year first above written.

CAMDEN PROPERTY TRUST
By:
Dennis Steen
Chief Financial Officer

RESTRICTED SHARE AWARD
Shares to the Rabbi Trust
DATED: [Current date]
                     Restricted Common Shares of Beneficial Interest (“Restricted Shares”) in Camden Property Trust (“CPT”) were previously awarded by the Compensation Committee of the Board of Trust Managers and placed in the Rabbi Trust for the benefit of                                          (“Recipient”), subject to the terms and conditions set forth in the Amended and Restated Master Exchange Agreement executed by Recipient and CPT, as amended by Amendment No. 1 to the Amended and Restated Master Exchange Agreement (as amended, the “Master Exchange Agreement”). As of the date indicated above,  _____  Restricted Shares of the above award remain subject to your right to repurchase such Shares from the Rabbi Trust at a price of $XX.XX per share; such repurchase may occur at the time or times specified in accordance with the Master Exchange Agreement and any applicable elections made by the Recipient related to such time or times.
Of the above award, the Restricted Shares that remain subject to your right to repurchase as of the date indicated above vest as follows:

Aggregate	Vesting
Number Vested:	Date
May 1, 20__
May 1, 20__
May 1, 20__
May 1, 20__
May 1, 20__
Dividend Equivalent payments on these Restricted Shares shall be paid in accordance with elections made pursuant to the Master Exchange Agreement with respect to these Restricted Shares. Such Dividend Equivalent payments will be paid to the Recipient through payroll as W-2 compensation or deferred into the Camden Property Trust Key Employee Share Option Plan (the “KEYSOP”), as elected.
Subject to the terms of the Master Exchange Agreement, in the event of a Change of Control (as defined therein), upon termination of employment, any unvested Restricted Shares shall be forfeited by the undersigned and canceled. Any vested shares and related dividend equivalents held by the Rabbi Trust shall be subject to the terms and conditions of the Master Exchange Agreement, the Rabbi Trust and the KEYSOP.

CAMDEN PROPERTY TRUST
By:
Name:
Title:

THIS CERTIFICATE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN ACTUAL SHARE CERTIFICATE.